UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2019

NORTHERN TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36609	36-2723087
(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On January 22, 2019, the Board of Directors of Northern Trust Corporation (the “Corporation”) elected Marcy S. Klevorn and Siddharth N. (Bobby) Mehta as directors of the Corporation. Ms. Klevorn and Mr. Mehta also were elected as directors of The Northern Trust Company, the Corporation’s principal subsidiary, on such date. The Corporation’s Board of Directors has not yet determined to which committees of the Board Ms. Klevorn and Mr. Mehta will be named.
As members of the Corporation’s Board of Directors, Ms. Klevorn and Mr. Mehta will participate in the Corporation’s Non-Employee Director Compensation Plan and be eligible to participate in the Corporation’s 2018 Deferred Compensation Plan for Non-Employee Directors, each of which is described in the Corporation’s most recent proxy statement. Ms. Klevorn and Mr. Mehta each will be granted equity awards as a portion of their compensation for service through the Corporation’s 2019 Annual Meeting of Stockholders in an amount consistent with the awards granted annually to non-employee directors, prorated to account for the effective date of their appointment, pursuant to the Corporation’s Non-Employee Director Compensation Plan.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1     Press Release of Northern Trust Corporation, dated January 22, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Date:	January 22, 2019	By:	/s/ Susan C. Levy
Susan C. Levy
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description
99.1	Press Release of Northern Trust Corporation, dated January 22, 2019.